Exhibit 99.1

News Release
For Immediate Release

Sallie Mae Reports Fourth Quarter and Full-Year 2025 Financial Results
Board of Directors Approves New $500 Million Share Repurchase Program

NEWARK, Del., Jan. 22, 2026 — Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released fourth quarter and full-year 2025 financial results. Complete financial results and related materials are available at www.SallieMae.com/investors. The materials will also be available on the Securities and Exchange Commission’s website at www.sec.gov.

Sallie Mae will host an earnings conference call today, Jan. 22, 2026, at 5:30 p.m. ET. Executives will be on hand to discuss various highlights of the quarter and year and to answer questions related to Sallie Mae’s performance. A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors and the hosting website.

A replay of the webcast will be available via the company’s investor website approximately two hours after the call’s conclusion.

Sallie Mae announced today that its Board of Directors authorized a new stock repurchase program of up to $500 million of the Company’s outstanding common stock, par value $0.20 per share, to begin on Jan. 22, 2026 (the “2026 Share Repurchase Program”). The 2026 Share Repurchase Program is expected to be completed over the next approximately 24 months ending Feb. 4, 2028. The Company’s “2024 Share Repurchase Program,” authorized on Jan. 23, 2024, with a repurchase capacity of $650 million, remains open. Repurchases may be made under the 2024 Share Repurchase Program until it expires on Feb. 6, 2026, or is expended (whichever comes first).

Under the announced program, Sallie Mae may repurchase shares of common stock from time to time in various transaction formats including, but not limited to, tender offers, open market purchases, accelerated share repurchases, negotiated or block purchases, and/ or pursuant to trading plans in accordance with Rules 10b5-1 and 10b-18 of the Exchange Act. The actual timing, number, and value of shares repurchased under the program will be determined by management at its discretion and are dependent on a number of factors. Sallie Mae reserves the right to suspend or discontinue share repurchases at any time and for any reason.

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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@SallieMae.com

Investors
Kate deLacy, 571-438-9574, kate.delacy@salliemae.com

NEWARK, Del., Jan. 22, 2026 — Sallie Mae (Nasdaq:SLM), formally SLM Corporation, today released its fourth quarter and full-year 2025 financial results.
Full-Year 2025 Financial Results
$3.46 GAAP Diluted Earnings Per Common Share in 2025	6% Private Education Loan Originations Growth from 2024	12.8M Shares repurchased in 2025 for $373M(1)	2.15% Total Net Charge-Offs as a Percentage of Average Loans in Repayment	$659M Non-Interest Expenses in 2025
Fourth Quarter 2025 Financial Results
$1.12 GAAP Diluted Earnings Per Common Share in Q4 2025	4% Private Education Loan Originations Growth compared to Q4 2024	3.8M Shares repurchased in Q4 2025 for $106M(1)	2.42% Total Net Charge-Offs as a Percentage of Average Loans in Repayment (annualized)	$157M Non-Interest Expenses in Q4 2025

“We delivered solid results for 2025, expanding originations, improving our net charge-off rate, returning capital to shareholders, and building further capabilities to serve more students and families through our new private credit strategic partnership. This momentum, coupled with recent reforms to the federal student loan program, should set us up for an exciting 2026 and beyond as families continue to value and invest in higher education.”

                                Jonathan Witter, CEO, Sallie Mae

Quarterly Private Education Loan Portfolio Trends

▪$22.9B of average loans outstanding, net, an increase of 4% compared to Q4 2024

▪$19M in negative provisions for credit losses in Q4 2025, compared with $108M in provisions in Q4 2024

▪0.99% loans in a hardship forbearance, an increase from 0.92% in Q4 2024(2)

▪4.00% delinquencies as a percentage of loans in repayment, compared with 3.68% in Q4 2024

▪2.42% net charge-offs as a percentage of average loans in repayment (annualized), compared with 2.38% in Q4 2024

Balance Sheet & Capital Allocation
$0.13 Common stock dividend per share paid in Q4 2025	12.4% Total risk-based capital ratio and CET1 capital ratio of 11.1%
$33M Capacity remaining under the 2024 Share Repurchase Program as of December 31, 2025
Income Statement & Earnings Summary		2026 Guidance* For the full year 2026, the Company expects:
5.21% Net interest margin for Q4 2025, an increase of 29 basis points from Q4 2024	34.6% Efficiency Ratio for Q4 2025, a decrease from 38.5% for Q4 2024(3)	$2.70 - $2.80 GAAP Diluted Earnings Per Common Share	12% - 14% Private Education Loan Originations Year-over-Year Growth
$45M Gain on sale of loans in Q4 2025
$19M
Negative provision for credit losses in Q4 2025, a decrease from Q4 2024 provision largely due to a combined $106M release of provision from loan sale and loans transferred to held for sale, offset by an increase in loan commitments, net of expired commitments.
		$345 million - $385 million Net Charge-Offs	$750 million - $780 million Non-Interest Expenses
Investor Contact: Kate deLacy, 571-438-9574                 Media Contact: Rick Castellano, 302-451-2541

* The 2026 Guidance and related comments constitute forward-looking statements and are based on management’s current expectations and beliefs. There can be no guarantee as to whether and to what extent this guidance will be achieved. The Company undertakes no obligation to revise or release any revision or update to these forward-looking statements. See our Forward-Looking Statements disclosures on pg. 4 for more information.

Quarterly and Full-Year Financial Highlights

	Q4 2025	Q3 2025	Q4 2024	2025	2024
Income Statement ($ millions)
Total interest income	$657	$658	$661	$2,627	$2,619
Total interest expense	280	285	299	1,125	1,138
Net interest income	377	373	362	1,502	1,481
Less: provisions for credit losses	(19)	179	108	333	409
Total non-interest income	77	173	28	483	368
Total non-interest expenses	157	180	150	659	642
Income tax expense	83	50	21	248	190
Net income	233	136	112	745	608
Preferred stock dividends	4	4	4	16	18
Net income attributable to common stock	$229	$132	$107	$729	$590

Ending Balances ($ millions)
Private Education Loans held for investment, net	$20,332	$21,615	$20,902	$20,332	$20,902
Private Education Loans held for sale, net	933	—	—	933	—
Deposits	21,060	20,012	21,069	21,060	21,069
-Brokered	8,784	7,738	9,476	8,784	9,476
-Retail and other	12,276	12,274	11,593	12,276	11,593

Key Performance Metrics ($ in millions)
Net interest margin	5.21%	5.18%	4.92%	5.24%	5.19%
Yield - Total interest-earning assets	9.07%	9.14%	8.98%	9.17%	9.17%
Private Education Loans	10.44%	10.58%	10.54%	10.56%	10.81%
Cost of Funds	4.14%	4.24%	4.31%	4.21%	4.25%
Efficiency Ratio(3)	34.6%	33.0%	38.5%	33.2%	34.7%
Return on Assets (“ROA”)(4)	3.1%	1.9%	1.5%	2.5%	2.1%
Return on Common Equity (“ROCE”)(5)	42.2%	24.3%	22.5%	34.4%	31.3%
Private Education Loan sales	$1,014	$1,936	$—	$4,952	$3,692

Per Common Share
GAAP diluted earnings per common share	$1.12	$0.63	$0.50	$3.46	$2.68
Average common and common equivalent shares outstanding (millions)	205	211	215	211	220

Footnotes:

(1) Shares of common stock were repurchased under Rule 10b5-1 trading plans authorized under the Company’s 2024 Share Repurchase Program. As of December 31, 2025, we had $33 million of capacity remaining under the 2024 Share Repurchase Program.

(2) We calculate the percentage of loans in hardship and other forbearances as the ratio of (a) Private Education Loans in hardship and other forbearances (excluding loans in an extended grace period and delinquent loans in disaster forbearance) numerator to (b) Private Education Loans in repayment and forbearance denominator. If the customer is in financial hardship, we work with the customer and/or cosigner and identify any available alternative arrangements designed to reduce monthly payment obligations, which may include a short-term hardship forbearance. Loans in hardship and other forbearances (excluding loans in an extended grace period and delinquent loans in disaster forbearance) were approximately $161 million and $152 million at December 31, 2025 and 2024, respectively.

(3) We calculate and report our Efficiency Ratio as the ratio of (a) total non-interest expenses numerator to (b) the net denominator, which consists of net interest income plus total non-interest income.

(4) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator.

(5) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income (loss) attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

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CAUTIONARY NOTE AND DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this press release. Statements that are not historical facts, including statements about the Company’s beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. These include, but are not limited to: strategies; goals and assumptions of SLM Corporation and its subsidiaries, collectively or individually as the context requires (the “Company”): the Company’s expectation and ability to execute loan sales and share repurchases; the Company’s expectation and ability to pay a quarterly cash dividend on our common stock in the future, subject to the approval of our Board of Directors; the Company’s 2026 guidance; the Company’s three-year horizon outlook; the Company’s credit outlook; the impact of acquisitions the Company has made or may make in the future; the Company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations.

Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors, many of which are difficult to predict and generally beyond the control of the Company, which may cause actual results to be materially different from those reflected in such forward-looking statements. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws or regulations; changes in laws, regulations, and supervisory expectations, especially in light of the goals of the Trump administration; our ability to timely develop new products and services and the acceptance of those products and services by potential and existing customers; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company is a party; credit risk associated with the Company’s exposure to third parties, including counterparties to the Company’s derivative transactions; the effectiveness of our risk management framework and quantitative models; changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws); and changes in the demand for our deposit products, including changes caused by new or emerging market entrants or technologies. We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, risks related to artificial intelligence (AI), and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; the societal, demographic, business, and legislative/regulatory impact of pandemics, other public health crises, severe weather events, and/or natural disasters; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for higher education, educational financing, or in financing preferences of lenders, educational institutions, students, and their families, including changes to the amount or availability of funding that educational institutions, students, or their families receive from government sources; changes in laws and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers, or any change related thereto; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans owned by us; changes in general economic or macroeconomic conditions, including changes due to inflation, stagflation, recession, shifts in the labor market, changes to government policies or initiatives, such as tariffs, trade wars, wars, immigration, and student visa policies, which could negatively impact consumer or business sentiment, demand for higher education, demand for student loans, our financial and business results and/or modeling, and our ability to successfully effectuate any acquisitions, strategic partnerships, or initiatives. The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect.

All oral and written forward-looking statements attributed to the Company are expressly qualified in their entirety by the factors, risks, and uncertainties set forth in the foregoing cautionary statements, and are made only as of the date of this press release or, where the statement is oral, as of the date stated. We do not undertake any obligation to update or revise any forward-looking statements to conform to actual results or changes in our expectations, nor to reflect events or circumstances that occur after the date on which such statements were made. In light of these risks, uncertainties, and assumptions, you should not put undue reliance on any forward-looking statements discussed hereto.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of December 31, (dollars in thousands, except share and per share amounts)	2025	2024
Assets
Cash and cash equivalents	$4,241,265	$4,700,366
Investments:
Trading investments at fair value (cost of $37,606 and $41,715, respectively)	49,250	53,262
Available-for-sale investments at fair value (cost of $1,812,408 and $2,042,473, respectively)	1,758,070	1,933,226
Other investments	115,394	112,377
Total investments	1,922,714	2,098,865
Loans held for investment (net of allowance for losses of $1,430,318 and $1,435,920, respectively)	20,332,124	20,902,158
Loans held for sale	933,256	—
Restricted cash	177,263	173,894
Other interest-earning assets	120	4,880
Accrued interest receivable	1,562,811	1,546,590
Premises and equipment, net	122,193	119,354
Goodwill and acquired intangible assets, net	59,974	63,532
Income taxes receivable, net	347,260	425,625
Other assets	47,315	36,846
Total assets	$29,746,295	$30,072,110

Liabilities
Deposits	$21,060,151	$21,068,568
Short-term borrowings	498,415	—
Long-term borrowings	5,362,494	6,440,345
Other liabilities	373,877	403,277
Total liabilities	27,294,937	27,912,190
Commitments and contingencies
Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 443.2 million and 440.6 million shares issued, respectively	88,650	88,121
Additional paid-in capital	1,240,250	1,193,753
Accumulated other comprehensive loss (net of tax benefit of $(13,446) and $(21,209), respectively)	(40,128)	(65,861)
Retained earnings	4,734,313	4,114,446
Total SLM Corporation stockholders’ equity before treasury stock	6,274,155	5,581,529
Less: Common stock held in treasury at cost: 244.0 million and 230.2 million shares, respectively	(3,822,797)	(3,421,609)
Total equity	2,451,358	2,159,920
Total liabilities and equity	$29,746,295	$30,072,110

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
	Quarters Ended		Years Ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2025	2024	2025	2024
Interest income:
Loans	$602,307	$587,426	$2,392,417	$2,314,417
Investments	15,404	15,467	58,815	61,412
Cash and cash equivalents	39,108	58,480	176,023	243,217
Total interest income	656,819	661,373	2,627,255	2,619,046
Interest expense:
Deposits	199,604	223,976	808,798	881,456
Interest expense on short-term borrowings	3,687	3,476	11,418	13,815
Interest expense on long-term borrowings	76,471	71,730	305,215	242,993
Total interest expense	279,762	299,182	1,125,431	1,138,264
Net interest income	377,057	362,191	1,501,824	1,480,782
Less: provisions for credit losses	(18,779)	108,179	332,687	408,515
Net interest income after provisions for credit losses	395,836	254,012	1,169,137	1,072,267
Non-interest income:
Gains (losses) on sales of loans, net	45,200	(9)	368,880	254,928
Gains (losses) on securities, net	(1,652)	82	(9,795)	467
Other income	33,499	27,709	123,484	112,873
Total non-interest income	77,047	27,782	482,569	368,268
Non-interest expenses:
Operating expenses:
Compensation and benefits	86,417	80,084	345,814	349,387
FDIC assessment fees	5,595	13,594	34,291	51,606
Other operating expenses	64,081	54,455	275,480	235,577
Total operating expenses	156,093	148,133	655,585	636,570
Acquired intangible assets impairment and amortization expense	793	1,495	3,558	5,329
Total non-interest expenses	156,886	149,628	659,143	641,899
Income before income tax expense	315,997	132,166	992,563	798,636
Income tax expense	82,812	20,613	247,716	190,311
Net income	233,185	111,553	744,847	608,325
Preferred stock dividends	3,803	4,367	15,725	18,296
Net income attributable to SLM Corporation common stock	$229,382	$107,186	$729,122	$590,029
Basic earnings per common share	$1.14	$0.51	$3.52	$2.73
Average common shares outstanding	201,612	210,741	207,155	216,220
Diluted earnings per common share	$1.12	$0.50	$3.46	$2.68
Average common and common equivalent shares outstanding	204,957	215,113	210,914	219,934
Declared dividends per common share	$0.13	$0.13	$0.52	$0.46

SLM CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
	Quarters Ended		Years Ended
	December 31,		December 31,
(Dollars in thousands)	2025	2024	2025	2024
Net income	$233,185	$111,553	$744,847	$608,325
Other comprehensive income (loss):
Unrealized gains (losses) on investments	11,860	(18,546)	54,935	42,604
Unrealized gains (losses) on cash flow hedges	(5,143)	(1,975)	(21,439)	(30,394)
Total unrealized gains (losses)	6,717	(20,521)	33,496	12,210
Income tax (expense) benefit	(1,678)	4,999	(7,763)	(2,967)
Other comprehensive income (loss), net of tax (expense) benefit	5,039	(15,522)	25,733	9,243
Total comprehensive income	$238,224	$96,031	$770,580	$617,568

Average Balance Sheets
The following table reflects the rates earned on interest-earning assets and paid on interest-bearing liabilities and reflects our net interest margin on a consolidated basis.

	Quarters Ended December 31,				Years Ended December 31,
	2025		2024		2025		2024
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Average Assets
Private Education Loans	$22,882,452	10.44%	$22,061,986	10.54%	$22,654,942	10.56%	$21,121,545	10.81%
FFELP Loans	—	—	149,225	7.16	—	—	413,338	7.45
Taxable securities	1,828,595	3.34	2,064,637	2.98	1,836,407	3.20	2,316,848	2.65
Cash and other short-term investments	4,025,614	3.88	5,028,902	4.65	4,164,094	4.25	4,700,066	5.19
Total interest-earning assets	28,736,661	9.07%	29,304,750	8.98%	28,655,443	9.17%	28,551,797	9.17%
Non-interest-earning assets	756,611		632,835		596,535		505,245

Total assets	$29,493,272		$29,937,585		$29,251,978		$29,057,042

Average Liabilities and Equity
Brokered deposits	$8,278,192	3.93%	$9,628,044	4.10%	$8,546,629	4.01%	$10,009,221	3.89%
Retail and other deposits	12,182,687	4.00	11,627,142	4.48	11,830,694	4.13	11,142,798	4.65
Other interest-bearing liabilities(1)	6,319,320	4.71	6,331,195	4.34	6,362,734	4.63	5,616,445	4.09
Total interest-bearing liabilities	26,780,199	4.14%	27,586,381	4.31%	26,740,057	4.21%	26,768,464	4.25%
Non-interest-bearing liabilities	306,427		206,242		141,396		149,594
Equity	2,406,646		2,144,962		2,370,525		2,138,984
Total liabilities and equity	$29,493,272		$29,937,585		$29,251,978		$29,057,042

Net interest margin		5.21%		4.92%		5.24%		5.19%

(1)     Includes the average balance of our unsecured borrowings, as well as secured borrowings and amortization expense of transaction costs related to our term asset-backed securitizations and our Secured Borrowing Facility.

Earnings per Common Share
Basic earnings per common share (“EPS”) are calculated using the weighted average number of shares of common stock outstanding during each period. A reconciliation of the numerators and denominators of the basic and diluted EPS calculations follows.

	Quarters Ended		Years Ended
	December 31,		December 31,
(In thousands, except per share data)	2025	2024	2025	2024
Numerator:
Net income	$233,185	$111,553	$744,847	$608,325
Preferred stock dividends	3,803	4,367	15,725	18,296
Net income attributable to SLM Corporation common stock	$229,382	$107,186	$729,122	$590,029
Denominator:
Weighted average shares used to compute basic EPS	201,612	210,741	207,155	216,220
Effect of dilutive securities:
Dilutive effect of stock options, restricted stock, restricted stock units, performance stock units and Employee Stock Purchase Plan (“ESPP”) (1)(2)	3,345	4,372	3,759	3,714
Weighted average shares used to compute diluted EPS	204,957	215,113	210,914	219,934

Basic earnings per common share	$1.14	$0.51	$3.52	$2.73

Diluted earnings per common share	$1.12	$0.50	$3.46	$2.68

(1)     Includes the potential dilutive effect of additional common shares that are issuable upon exercise of outstanding stock options, restricted stock, restricted stock units, performance stock units and the outstanding commitment to issue shares under the ESPP, determined by the treasury stock method.
(2)  For both the quarter and year ended December 31, 2025, securities covering less than 1 million shares were outstanding but not included in the computation of diluted earnings per share because they were anti-dilutive. For the quarter and year ended December 31, 2024, securities covering no shares and less than 1 million shares, respectively, were outstanding but not included in the computation of diluted earnings per share because they were anti-dilutive.
2026 Share Repurchase Program
The Company has been authorized to repurchase up to $500 million in common stock under a new share repurchase program (the “2026 Share Repurchase Program”), which became effective on January 22, 2026 and is expected to be completed over the next approximately 24 months ending February 4, 2028. The Company’s “2024 Share Repurchase Program,” authorized on January 23, 2024, with a repurchase capacity of $650 million, remains open. Repurchases may be made under the 2024 Share Repurchase Program until it expires on February 6, 2026, or is expended (whichever comes first). Under the 2026 Share Repurchase Program, the Company may repurchase shares of common stock from time to time in various transaction formats including, but not limited to, tender offers, open market purchases, accelerated share repurchases, negotiated or block purchases, and/ or pursuant to trading plans in accordance with Rules 10b5-1 and 10b-18 of the Exchange Act. The actual timing, number, and value of shares repurchased under the program will be determined by management at its discretion and are dependent on a number of factors. The Company reserves the right to suspend or discontinue share repurchases at any time and for any reason.

Allowance for Credit Losses Metrics

Quarter Ended December 31, 2025 (dollars in thousands)	Private Education Loans
Allowance for loan losses, beginning balance	$1,526,104
Transfer from allowance for unfunded loan commitments	37,810
Provisions:
Provision for current period	69,701
Loan sale reduction to provision	(61,271)
Loans transferred to held-for-sale	(44,274)
Total provisions(1)	(35,844)
Net charge-offs:
Charge-offs	(114,795)
Recoveries	17,043
Net charge-offs	(97,752)
Allowance for loan losses, ending balance	1,430,318
Allowance for unfunded loan commitments, beginning balance(2)	97,877
Provision(1)(3)	17,065
Transfer to allowance for loan losses	(37,810)
Allowance for unfunded loan commitments, ending balance(2)	77,132
Total allowance for credit losses, ending balance	$1,507,450
Net charge-offs as a percentage of average loans in repayment (annualized)(4)	2.42%
Allowance for loan losses coverage of net charge-offs (annualized)	3.66
Total Allowance Percentage of Private Education Loan Exposure(5) (6)	6.00%
Ending total loans, gross	$21,660,434
Average loans in repayment(4)	$16,157,225
Ending loans in repayment(4)	$15,894,827
Unfunded loan commitments for loans held for investment(6)	$1,913,753
Total accrued interest receivable	$1,570,069
(1) See “Provisions for Credit Loan Losses” on page 14 for a reconciliation of the provisions for credit losses reported in the consolidated statements of income.
(2) When a new loan commitment is made, we record an allowance to cover lifetime expected credit losses on the unfunded commitments, which is recorded in “Other Liabilities” on the consolidated balance sheet. See “Unfunded Loan Commitments” on page 14 for further discussion.
(3) Includes incremental provision for new commitments and changes to provision for existing commitments.
(4) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but, for purposes of the table, do not include loans in the “loans in forbearance” metric).
(5) The Total Allowance Percentage of Private Education Loan Exposure is the total allowance for credit losses as a percentage of ending total loans plus unfunded loan commitments and total accrued interest receivable on Private Education Loans.
(6) Unfunded loan commitments for loans held for investment and the calculation of the Total Allowance Percentage of Private Education Loan Exposure do not include approximately $523 million of unfunded loan commitments associated with loans classified as held for sale at December 31, 2025. Due to the near-term timing of the loan sale and credit quality of the loans, we believe there is no risk of credit loss and are not recording an allowance for the unfunded loan commitments related to the loans classified as held for sale.

Quarter Ended December 31, 2024 (dollars in thousands)	Private Education Loans
Allowance for loan losses, beginning balance	$1,413,621
Transfer from allowance for unfunded loan commitments	35,037
Provisions:
Provision for current period	80,533
Total provisions(1)	80,533
Net charge-offs:
Charge-offs	(104,187)
Recoveries	10,916
Net charge-offs	(93,271)
Allowance for loan losses, ending balance	1,435,920
Allowance for unfunded loan commitments, beginning balance(2)	91,959
Provision(1)(3)	27,646
Transfer to allowance for loan losses	(35,037)
Allowance for unfunded loan commitments, ending balance(2)	84,568
Total allowance for credit losses, ending balance	$1,520,488
Net charge-offs as a percentage of average loans in repayment (annualized)(4)	2.38%
Allowance for loan losses coverage of net charge-offs (annualized)	3.85
Total Allowance Percentage of Private Education Loan Exposure(5)	5.83%
Ending total loans, gross	$22,235,008
Average loans in repayment(4)	$15,681,361
Ending loans in repayment(4)	$16,106,751
Unfunded loan commitments for loans held for investment	$2,311,660
Total accrued interest receivable	$1,549,415
(1) See “Provisions for Credit Loan Losses” on page 14 for a reconciliation of the provisions for credit losses reported in the consolidated statements of income.
(2) When a new loan commitment is made, we record an allowance to cover lifetime expected credit losses on the unfunded commitments, which is recorded in “Other Liabilities” on the consolidated balance sheet. See “Unfunded Loan Commitments” on page 14 for further discussion.
(3) Includes incremental provision for new commitments and changes to provision for existing commitments.
(4) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but, for purposes of the table, do not include loans in the “loans in forbearance” metric).
(5) The Total Allowance Percentage of Private Education Loan Exposure is the total allowance for credit losses as a percentage of ending total loans plus unfunded loan commitments and total accrued interest receivable on Private Education Loans.

Year Ended December 31, 2025 (dollars in thousands)	Private Education Loans
Allowance for loan losses, beginning balance	$1,435,920
Transfer from allowance for unfunded loan commitments	280,244
Provisions:
Provision for current period	400,677
Loan sale reduction to provision	(296,524)
Loans transferred to held-for-sale	(44,274)
Total provisions(1)	59,879
Net charge-offs:
Charge-offs	(399,636)
Recoveries	53,911
Net charge-offs	(345,725)
Allowance for loan losses, ending balance	1,430,318
Allowance for unfunded loan commitments, beginning balance(2)	84,568
Provision(1)(3)	272,808
Transfer to allowance for loan losses	(280,244)
Allowance for unfunded loan commitments, ending balance(2)	77,132
Total allowance for credit losses, ending balance	$1,507,450
Net charge-offs as a percentage of average loans in repayment(4)	2.15%
Allowance for loan losses coverage of net charge-offs	4.14
Total Allowance Percentage of Private Education Loan Exposure(5)(6)	6.00%
Ending total loans, gross	$21,660,434
Average loans in repayment(4)	$16,047,085
Ending loans in repayment(4)	$15,894,827
Unfunded loan commitments for loans held for investment(6)	$1,913,753
Total accrued interest receivable	$1,570,069
(1) See “Provisions for Credit Loan Losses” on page 14 for a reconciliation of the provisions for credit losses reported in the consolidated statements of income.
(2) When a new loan commitment is made, we record an allowance to cover lifetime expected credit losses on the unfunded commitments, which is recorded in “Other Liabilities” on the consolidated balance sheet. See “Unfunded Loan Commitments” on page 14 for further discussion.
(3) Includes incremental provision for new commitments and changes to provision for existing commitments.
(4) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but, for purposes of the table, do not include loans in the “loans in forbearance” metric).
(5) The Total Allowance Percentage of Private Education Loan Exposure is the total allowance for credit losses as a percentage of ending total loans plus unfunded loan commitments and total accrued interest receivable on Private Education Loans.
(6) Unfunded loan commitments for loans held for investment and the calculation of the Total Allowance Percentage of Private Education Loan Exposure do not include approximately $523 million of unfunded loan commitments associated with loans classified as held for sale at December 31, 2025. Due to the near-term timing of the loan sale and credit quality of the loans, we believe there is no risk of credit loss and are not recording an allowance for the unfunded loan commitments related to the loans classified as held for sale.

Year Ended December 31, 2024 (dollars in thousands)	FFELP Loans	Private Education Loans	Total
Allowance for loan losses, beginning balance	$4,667	$1,335,105	$1,339,772
Transfer from allowance for unfunded loan commitments	—	311,787	311,787
Provisions:
Provision for current period	4,010	357,067	361,077
Loan sale reduction to provision	—	(235,955)	(235,955)
Total provisions(1)	4,010	121,112	125,122
Net charge-offs:
Charge-offs	(380)	(376,840)	(377,220)
Recoveries	—	44,756	44,756
Net charge-offs	(380)	(332,084)	(332,464)
Write-downs arising from transfer of loans to held for sale(2)	(8,297)	—	(8,297)
Allowance for loan losses, ending balance	—	1,435,920	1,435,920
Allowance for unfunded loan commitments, beginning balance(3)	—	112,962	112,962
Provision(1)(4)	—	283,393	283,393
Transfer to allowance for loan losses	—	(311,787)	(311,787)
Allowance for unfunded loan commitments, ending balance(3)	—	84,568	84,568
Total allowance for credit losses, ending balance	$—	$1,520,488	$1,520,488
Net charge-offs as a percentage of average loans in repayment(5)	—%	2.19%
Allowance for loan losses coverage of net charge-offs	—	4.32
Total Allowance Percentage of Private Education Loan Exposure(6)	—%	5.83%
Ending total loans, gross	$—	$22,235,008
Average loans in repayment(5)	$—	$15,139,184
Ending loans in repayment(5)	$—	$16,106,751
Unfunded loan commitments for loans held for investment	$—	$2,311,660
Total accrued interest receivable	$—	$1,549,415
(1) See “Provisions for Credit Loan Losses” on page 14 for a reconciliation of the provisions for credit losses reported in the consolidated statements of income.
(2) Represents fair value adjustments on loans transferred to held for sale.
(3) When a new loan commitment is made, we record an allowance to cover lifetime expected credit losses on the unfunded commitments, which is recorded in “Other Liabilities” on the consolidated balance sheet. See “Unfunded Loan Commitments” on page 14 for further discussion.
(4) Includes incremental provision for new commitments and changes to provision for existing commitments.
(5) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but, for purposes of the table, do not include loans in the “loans in forbearance” metric).
(6) The Total Allowance Percentage of Private Education Loan Exposure is the total allowance for credit losses as a percentage of ending total loans plus unfunded loan commitments and total accrued interest receivable on Private Education Loans.

Provisions for Credit Losses

Consolidated Statements of Income Provisions for Credit Losses Reconciliation
	Quarters Ended December 31,		Years Ended December 31,
(Dollars in thousands)	2025	2024	2025	2024
Private Education Loan provisions for credit losses:
Provisions for loan losses	$(35,844)	$80,533	$59,879	$121,112
Provisions for unfunded loan commitments	17,065	27,646	272,808	283,393
Total Private Education Loan provisions for credit losses	(18,779)	108,179	332,687	404,505
Total FFELP Loans provisions for credit losses	—	—	—	4,010
Provisions for credit losses reported in consolidated statements of income	$(18,779)	$108,179	$332,687	$408,515

Unfunded Loan Commitments

Quarters Ended December 31, (dollars in thousands)	2025		2024
	Allowance	Unfunded Commitments	Allowance	Unfunded Commitments

Beginning Balance	$97,877	$2,673,369	$91,959	$2,476,785
Provision/New commitments - net(1)	17,065	786,516	27,646	816,683
Transfer - funded loans(2)	(37,810)	(1,022,850)	(35,037)	(981,808)
Ending Balance(3)	$77,132	$2,437,035	$84,568	$2,311,660

Years Ended December 31, (dollars in thousands)	2025		2024
	Allowance	Unfunded Commitments	Allowance	Unfunded Commitments

Beginning Balance	$84,568	$2,311,660	$112,962	$2,221,077
Provision/New commitments - net(1)	272,808	7,541,698	283,393	7,103,832
Transfer - funded loans(2)	(280,244)	(7,416,323)	(311,787)	(7,013,249)
Ending Balance(3)	$77,132	$2,437,035	$84,568	$2,311,660

(1)  Net of expirations of commitments unused. Also includes incremental provision for new commitments and changes to provision for existing commitments.
(2)  When a loan commitment is funded, its related liability for credit losses (which originally was recorded as a provision for unfunded commitments) is transferred to the allowance for credit losses.
(3)  The ending balance of unfunded loan commitments includes approximately $523 million of unfunded loan commitments associated with the loans classified as held for sale at December 31, 2025. Due to the near-term timing of the loan sale and credit quality of the loans, we believe there is no risk of credit loss and are not recording an allowance for the unfunded loan commitments related to the loans classified as held for sale.

Private Education Loans Held for Investment - Key Credit Quality Indicators

Private Education Loans Held for Investment As of December 31, (dollars in thousands)	Credit Quality Indicators
	2025		2024
	Balance(1)	% of Balance	Balance(1)	% of Balance

Cosigners:
With cosigner	$19,215,391	89%	$19,522,539	88%
Without cosigner	2,445,043	11	2,712,469	12
Total	$21,660,434	100%	$22,235,008	100%

FICO at Original Approval(2):
Less than 670	$1,589,780	7%	$1,674,778	8%
670-699	3,007,221	14	3,199,300	14
700-749	6,762,880	31	7,060,211	32
Greater than or equal to 750	10,300,553	48	10,300,719	46
Total	$21,660,434	100%	$22,235,008	100%

FICO-Refreshed(2)(3):
Less than 670	$3,127,160	14%	$2,913,860	13%
670-699	2,580,061	12	2,719,797	12
700-749	5,750,872	27	6,203,257	28
Greater than or equal to 750	10,202,341	47	10,398,094	47
Total	$21,660,434	100%	$22,235,008	100%

Seasoning(4):
1-12 payments	$4,573,677	21%	$4,898,818	22%
13-24 payments	3,816,855	18	3,757,313	17
25-36 payments	2,067,158	10	2,358,304	11
37-48 payments	1,692,504	8	1,609,522	7
More than 48 payments	4,177,708	19	3,888,224	17
Not yet in repayment	5,332,532	24	5,722,827	26
Total	$21,660,434	100%	$22,235,008	100%

(1)Balance represents gross Private Education Loans held for investment.
(2)Represents the higher credit score of the cosigner or the borrower.
(3)Represents the FICO score updated as of the respective fourth-quarter.
(4)Number of months in active repayment (whether interest only payment, fixed payment, or full principal and interest payment status) for which a scheduled payment was due.

Delinquencies - Private Education Loans Held for Investment

The following table provides information regarding the loan status of our Private Education Loans held for investment. Loans in repayment include loans making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but for purposes of the following table, do not include loans in the “loans in forbearance” metric).

Private Education Loans Held for Investment As of December 31, (dollars in thousands)	2025		2024
	Balance	%	Balance	%
Loans in-school/grace/deferment(1)	$5,332,532		$5,722,827
Loans in forbearance(2)	433,075		405,430
Loans in repayment and percentage of each status:
Loans current	15,258,723	96.0%	15,513,333	96.3%
Loans delinquent 30-59 days(3)	330,307	2.0	310,748	1.9
Loans delinquent 60-89 days(3)	154,683	1.0	140,735	0.9
Loans 90 days or greater past due(3)	151,114	1.0	141,935	0.9
Total Private Education Loans in repayment	15,894,827	100.0%	16,106,751	100.0%
Total Private Education Loans, gross	21,660,434		22,235,008
Private Education Loans deferred origination costs and unamortized premium/(discount)	102,008		103,070
Total Private Education Loans	21,762,442		22,338,078
Private Education Loans allowance for losses	(1,430,318)		(1,435,920)
Private Education Loans, net	$20,332,124		$20,902,158
Percentage of Private Education Loans in repayment		73.4%		72.4%
Delinquencies as a percentage of Private Education Loans in repayment		4.0%		3.7%
Percentage of loans in forbearance:
Percentage of loans in an extended grace period(4)		1.7%		1.6%
Percentage of loans in hardship and other forbearances(5)		1.0%		0.9%
(1)Deferment includes customers who have returned to school or are engaged in other permitted educational activities and are not yet required to make payments on the loans (e.g., residency periods for medical students or a grace period for bar exam preparation).
(2)Loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors (other than delinquent loans in disaster forbearance), consistent with established loan program servicing policies and procedures.
(3)The period of delinquency is based on the number of days scheduled payments are contractually past due.
(4)We calculate the percentage of loans in an extended grace period as the ratio of (a) Private Education Loans in forbearance in an extended grace period numerator to (b) Private Education Loans in repayment and forbearance denominator. An extended grace period aligns with The Office of the Comptroller of the Currency definition of an additional, consecutive, one-time period during which no payment is required for up to six months after the initial grace period. We typically grant this extended grace period to customers who may be having difficulty finding employment before the full principal and interest repayment period starts or once it has begun. Loans in forbearance in an extended grace period were approximately $272 million and $253 million at December 31, 2025 and 2024, respectively.
(5)We calculate the percentage of loans in hardship and other forbearances as the ratio of (a) Private Education Loans in hardship and other forbearances (excluding loans in an extended grace period and delinquent loans in disaster forbearance) numerator to (b) Private Education Loans in repayment and forbearance denominator. If the customer is in financial hardship, we work with the customer and/or cosigner and identify any available alternative arrangements designed to reduce monthly payment obligations, which may include a short-term hardship forbearance. Loans in hardship and other forbearances (excluding loans in an extended grace period and delinquent loans in disaster forbearance) were approximately $161 million and $152 million at December 31, 2025 and 2024, respectively.

Loan Modifications - Private Education Loans Held for Investment
The following table depicts the performance of loans that have been modified during the respective reporting periods (the twelve months ended December 31, 2025 and 2024, respectively).

	Twelve Months Ended December 31, 2025		Twelve Months Ended December 31, 2024
(Dollars in thousands)	Balance	%	Balance	%
Payment Status (Amortized Cost Basis)(1):
Loan modifications in deferment(2)	$14,680		$33,645
Loan modifications in repayment:
Loans current(3)(4)	358,054	70%	826,007	83%
Loans delinquent 30-59 days(3)(4)	68,823	13%	77,446	8%
Loans delinquent 60-89 days(3)(4)	41,592	8%	43,484	4%
Loans 90 days or greater past due(3)(4)	46,485	9%	54,473	5%
Total loan modifications in repayment	514,954	100%	1,001,410	100%
Total Private Education Loan modifications	$529,634		$1,035,055
(1)Loans that were modified and subsequently charged-off during the twelve months ended December 31, 2025 and 2024 are excluded from the table and had an amortized cost basis of $39.1 million and $40.4 million, respectively. Additionally, loans that received a permanent term extension with no interest rate reduction during the fourth quarter of 2023 are excluded from the table.
(2)Deferment includes customers who have returned to school or are engaged in other permitted educational activities and are not yet required to make full principal and interest payments on the loans (e.g., residency periods for medical students or a grace period for bar exam preparation). Deferment also includes loans that have entered a forbearance after the loan modification was granted.
(3)Represents loans in repayment, which include loans that have entered full principal and interest repayment status after any applicable grace period (but, for purposes of the table, do not include loans in the “loans in forbearance” metric).
(4)The period of delinquency is based on the number of days scheduled payments are contractually past due.

Summary of Our Loans Held for Investment Portfolio
Ending Loans Held for Investment Balances, net

Private Education Loans
As of December 31, (dollars in thousands)	2025	2024
Total loan portfolio:
In-school(1)	$3,983,859	$4,397,127
Grace, repayment and other(2)	17,676,575	17,837,881
Total, gross	21,660,434	22,235,008
Deferred origination costs and unamortized premium/(discount)	102,008	103,070
Allowance for credit losses	(1,430,318)	(1,435,920)
Total loans held for investment portfolio, net	$20,332,124	$20,902,158
(1)  Loans for customers still attending school and who are not yet required to make payments on the loans.

(2)  Includes loans in deferment or forbearance. Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but, for purposes of the table, do not include loans in the “loans in forbearance” metric).

Average Loans Held for Investment Balances (net of unamortized premium/(discount))

	Quarters Ended December 31,				Years Ended December 31,
(Dollars in thousands)	2025		2024		2025		2024
Private Education Loans	$22,882,452	100%	$22,061,986	99%	$22,654,942	100%	$21,121,545	98%
FFELP Loans	—	—	149,225	1	—	—	413,338	2
Total portfolio	$22,882,452	100%	$22,211,211	100%	$22,654,942	100%	$21,534,883	100%

Loans Held for Investment, Net — Activity

Quarter Ended December 31, 2025 (dollars in thousands)	Private Education Loans
Beginning balance	$21,615,067
Acquisitions and originations:
Fixed-rate	852,132
Variable-rate	178,463
Total acquisitions and originations	1,030,595
Capitalized interest and deferred origination cost premium amortization	296,117
Sales	(927,440)
Loan consolidations to third parties	(308,024)
Allowance	95,787
Transfer to loans held-for-sale	(910,760)
Repayments and other	(559,218)
Ending balance	$20,332,124

Quarter Ended December 31, 2024 (dollars in thousands)	Private Education Loans
Beginning balance	$20,459,933
Acquisitions and originations:
Fixed-rate	899,364
Variable-rate	93,457
Total acquisitions and originations	992,821
Capitalized interest and deferred origination cost premium amortization	268,681
Loan consolidations to third parties	(242,535)
Allowance	(22,299)
Repayments and other	(554,443)
Ending balance	$20,902,158

Year Ended December 31, 2025 (dollars in thousands)	Private Education Loans
Beginning balance	$20,902,158
Acquisitions and originations:
Fixed-rate	6,395,293
Variable-rate	1,066,205
Total acquisitions and originations	7,461,498
Capitalized interest and deferred origination cost premium amortization	676,532
Sales	(4,553,263)
Loan consolidations to third parties	(976,282)
Allowance	5,602
Transfer to loans held-for-sale	(910,760)
Repayments and other	(2,273,361)
Ending balance	$20,332,124

Year Ended December 31, 2024 (dollars in thousands)	Private Education Loans	FFELP Loans	Total Loans Held for Investment, net
Beginning balance	$19,772,293	$534,064	$20,306,357
Acquisitions and originations:
Fixed-rate	6,629,205	—	6,629,205
Variable-rate	435,025	—	435,025
Total acquisitions and originations	7,064,230	—	7,064,230
Capitalized interest and deferred origination cost premium amortization	602,825	16,796	619,621
Sales	(3,430,920)	—	(3,430,920)
Loan consolidations to third parties	(806,908)	(45,467)	(852,375)
Allowance	(100,815)	4,667	(96,148)
Transfer to loans held-for-sale	—	(466,168)	(466,168)
Repayments and other	(2,198,547)	(43,892)	(2,242,439)
Ending balance	$20,902,158	$—	$20,902,158

Private Education Loan Originations
The following table summarizes our Private Education Loan originations. Originations represent loans that were funded or acquired during the period presented.

Quarters Ended December 31, (dollars in thousands)	2025	%	2024	%
Smart Option - interest only(1)	$202,084	20%	$171,596	17%
Smart Option - fixed pay(1)	339,747	33	336,988	34
Smart Option - deferred(1)	344,331	34	358,620	37
Graduate Loan(2)	136,688	13	114,604	12
Total Private Education Loan originations	$1,022,850	100%	$981,808	100%

Percentage of loans with a cosigner	91.7%		88.5%
Average FICO at approval(4)	756		755

Years Ended December 31, (dollars in thousands)	2025	%	2024	%
Smart Option - interest only(1)	$1,469,697	20%	$1,272,414	18%
Smart Option - fixed pay(1)	2,443,689	33	2,331,055	33
Smart Option - deferred(1)	2,785,186	38	2,786,821	40
Graduate Loan(2)	717,751	9	623,033	9
Total Private Education Loan originations	$7,416,323	100%	$7,013,323	100%

Percentage of loans with a cosigner	92.8%		90.0%
Average FICO at approval(3)	755		752

(1) Interest only, fixed pay and deferred describe the payment option while in school or in grace period. See Item 1. “Business - Our Business - Private Education Loans” in the 2023 Form 10-K for a further discussion.
(2) For the quarter ended December 31, 2025, the Graduate Loan originations include $3.6 million of Smart Option Loans where the student was in a graduate status. For the quarter ended December 31, 2024, the Graduate Loan originations include $3.8 million of Smart Option Loans where the student was in a graduate status. For the year ended December 31, 2025, the Graduate Loan originations include $24.7 million of Smart Option Loans where the student was in a graduate status. For the year ended December 31, 2024, the Graduate Loan originations include $32.2 million of Smart Option Loans where the student was in a graduate status.
(3) Represents the higher credit score of the cosigner or the borrower.

Deposits
Interest-bearing deposits are summarized as follows:

	2025		2024
As of December 31, (dollars in thousands)	Amount	Year-End Weighted Average Stated Rate(1)	Amount	Year-End Weighted Average Stated Rate(1)

Money market	$10,004,845	3.83%	$9,582,290	4.27%
Savings	1,177,177	3.83	944,034	4.02
Certificates of deposit	9,877,945	3.87	10,540,428	4.20
Deposits - interest bearing	$21,059,967		$21,066,752
        (1) Includes the effect of interest rate swaps in effective hedge relationships.

Regulatory Capital
Under regulations issued by the FDIC and other federal banking agencies, banking organizations that adopted CECL during the 2020 calendar year, including Sallie Mae Bank (the “Bank”), could elect to delay for two years, and then phase in over the following three years, the effects on regulatory capital of CECL relative to the incurred loss methodology. The Bank elected to use this option. Therefore, the regulatory capital impact of the Bank’s transition adjustments recorded on January 1, 2020 from the adoption of CECL, and 25 percent of the ongoing impact of CECL on the Bank’s allowance for credit losses, retained earnings, and average total consolidated assets, each as reported for regulatory capital purposes (collectively, the “adjusted transition amounts”), were deferred for the two-year period ended January 1, 2022. On each of January 1, 2022, 2023, 2024, and 2025, 25 percent of the adjusted transition amounts was phased in for regulatory capital purposes. As of January 1, 2025, all adjusted transition amounts have been phased in for regulatory capital purposes. The Bank’s January 1, 2020 CECL transition amounts increased our allowance for credit losses by $1.1 billion, increased the liability representing our off-balance sheet exposure for unfunded commitments by $116 million, and increased our deferred tax asset by $306 million, resulting in a cumulative effect adjustment that reduced retained earnings by $953 million. This transition adjustment was inclusive of qualitative adjustments incorporated into our CECL allowance as necessary, to address any limitations in the models used.

The Bank’s required and actual regulatory capital amounts and ratios, including applicable capital conservation buffers, under U.S. Basel III are shown in the following table. The following capital amounts and ratios are based upon the Bank’s average assets and risk-weighted assets, as indicated. The Bank has elected to exclude accumulated other comprehensive income related to both available-for-sale investments and swap valuations from Common Equity Tier 1 Capital.

(Dollars in thousands)	Actual		U.S. Basel III Minimum Requirements Plus Buffer(1)(2)
	Amount	Ratio	Amount		Ratio
As of December 31, 2025(3):
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$2,929,973	11.1%	$1,849,590	>	7.0%
Tier 1 Capital (to Risk-Weighted Assets)	$2,929,973	11.1%	$2,245,930	>	8.5%
Total Capital (to Risk-Weighted Assets)	$3,274,883	12.4%	$2,774,384	>	10.5%
Tier 1 Capital (to Average Assets)	$2,929,973	9.9%	$1,186,335	>	4.0%

As of December 31, 2024(3):
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$2,957,067	11.3%	$1,827,318	>	7.0%
Tier 1 Capital (to Risk-Weighted Assets)	$2,957,067	11.3%	$2,218,886	>	8.5%
Total Capital (to Risk-Weighted Assets)	$3,294,663	12.6%	$2,740,976	>	10.5%
Tier 1 Capital (to Average Assets)	$2,957,067	9.7%	$1,213,505	>	4.0%

(1)     Reflects the U.S. Basel III minimum required ratio plus the applicable capital conservation buffer.
(2)     The Bank’s regulatory capital ratios also exceeded all applicable standards for the Bank to qualify as “well capitalized” under the prompt corrective action framework.
(3)     For December 31, 2025 and 2024, the actual amounts and the actual ratios include the fully phased in adjusted transition amounts discussed above.